Defining the Future of Real-time Geospatial Intelligence February 2021 Exhibit 99.2

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Confidentiality and Disclosures This presentation has been prepared for use by Osprey Technology Acquisition Corp. (“Osprey”) and BlackSky Holdings, Inc. (“BlackSky”) in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Osprey and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Osprey and BlackSky. Neither Osprey nor BlackSky makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation are subject to change and are not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Osprey and are not intended to form the basis of any investment decision in Osprey. This presentation does not constitute either advise or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions and perform your own independent investment and analysis of an investment in Osprey and the transactions contemplated in this presentation. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. Forward-Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Osprey’s or BlackSky’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for BlackSky’s products and BlackSky’s ability to serve those markets, (ii) the degree of market acceptance and adoption of BlackSky’s products, (iii) BlackSky’s ability to develop innovative products and compete with other companies engaged in the space technology industry, (iv) BlackSky’s ability to attract customers and maintain relationships, and (v) the implied upside and implied valuation of BlackSky. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Osprey’s registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Osprey with the Securities and Exchange Commission (the “SEC”) and other documents filed by Osprey from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Osprey and BlackSky assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Osprey nor BlackSky gives any assurance that either Osprey or BlackSky will achieve its expectations. Use of Projections The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Osprey’s and BlackSky’s control. While all financial projections, estimates and targets are necessarily speculative, Osprey and BlackSky believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that Osprey and BlackSky, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Confidentiality, Proprietary Information, and Forward Looking Statements

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Use of Data The data contained herein is derived from various internal and external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Osprey and BlackSky assume no obligation to update the information in this presentation. Further, the BlackSky 2019 financial data included in this presentation were audited in accordance with private company AICPA standards. Accordingly, such information and data may not be included, may be adjusted, or may be presented differently, in any proxy statement/prospectus to be filed with the SEC. In addition, this presentation includes estimates of certain financial metrics of BlackSky that may differ from BlackSky’s actual financial metrics presented in any such proxy statement/prospectus. BlackSky is currently in the process of uplifting its financials to comply with public company and SEC requirements. Use of Non-GAAP Financial Metrics This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted EBITDA. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. BlackSky believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about BlackSky. BlackSky’s management uses forward-looking non-GAAP measures to evaluate BlackSky’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in BlackSky’s financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, BlackSky’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Trademarks Osprey and BlackSky own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Osprey or BlackSky, or an endorsement or sponsorship by or of Osprey or BlackSky. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Osprey or BlackSky will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights. Participation in Solicitation Osprey and BlackSky and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Osprey’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Osprey’s directors and officers in Osprey’s filings with the SEC, including Osprey’s registration statement on Form S-1, which was originally filed with the SEC on October 31, 2019. To the extent that holdings of Osprey’s securities have changed from the amounts reported in Osprey’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Osprey’s shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by Osprey with the SEC. Investors and security holders of Osprey and BlackSky are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about Osprey and BlackSky through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Osprey can be obtained free of charge by directing a written request to Osprey Technology Acquisition Corp. 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103. Confidentiality, Proprietary Information, and Forward Looking Statements (Cont’d)

Today's Presenters and Transaction Overview

BLACKSKY



Brian O'Toole
CEO



Brian Daum
CFO

OSPREY TECHNOLOGY



Jonathan Cohen
Co-Chairman



Edward Cohen
Co-Chairman



David DiDomenico
Partner, JANA Partners &
CEO of Osprey Technology

Transaction Highlights

Offering Size	• Osprey Technology Acquisition Corp. (NYSE: SFTW) is a publicly listed special purpose acquisition company with $318m cash in trust • Raised $180m of PIPE commitments, including $20m from Osprey
Valuation	• Pro forma enterprise value of ~$1.1bn • Implies a highly attractive valuation relative to peers
Capital Structure	• Pro forma for the transaction, BlackSky will have in excess of $445m in cash to enhance operations, growth and profitability
Pro Forma Ownership	• ~63% existing BlackSky shareholders • ~25% SPAC and founder shares • ~12% PIPE investors • All primary shares

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

Osprey Technology’s Investment Thesis for BlackSky Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Enormous New Commercial Market Unlocked by Low-cost Data Capture and On-demand Delivery of Analytics Osprey Merger Expected to Accelerate Growth in Satellite Constellation, Sensor Network, Software Application Development and Commercial Go-to-market A First Mover in a New Category with a Large and Growing TAM – Real-time Earth Observation Near-term Financial Profile Supported by $1.7bn Sales Pipeline and Long-term Contracts Opportunity to Own a Category-defining Company in the New Space Economy High Growth Technology Company Disrupting the Market for Geospatial Imagery and Space-based Data and Analytics

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Monitoring the Global Economy in Real-time Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Reveal Change That Matters Most to You Observe the World in Real-time Detect and Monitor Global Activity Understand and Predict Change

BlackSky at a Glance

A First Mover	~$40bn	23	~90% / ~90%	75%+ / 45%+	$1.7bn
in Real-time Earth Observation	*Total Addressable Market*	*Smallsats on Orbit by 2023*	*of 2021E / 2022E Contracted and Follow-on*	*Gross / Adj. EBITDA Margins(1) at Scale*	*Pipeline (~85% from Existing Customers)*

- Proven **low-cost, high-revisit smallsats** on orbit
- Leading **real-time sensor-agnostic data and analytics** software platform
- **Vertically integrated** smallsat and space data architecture
- **Customer validation** from multiple government agencies
- **World class technical talent:** 137 employees, including **98 software / systems engineers and data scientists**
- Incorporated in 2014; HQ in Herndon, VA

Revenue



($ in millions)
$22 (2)
$46
$114
$223
$386
$546
2020A
2021E
2022E
2023E
2024E
2025E

(1) Adj. EBITDA Margin is a non-GAAP measure. See reconciliation of historic measure in Appendix.
(2) Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACKSKY

Deep, Experienced BlackSky Management Team



Brian O'Toole
CEO

- Founder & CEO of OpenWhere, CTO of GeoEye, various engineering roles at GE Aerospace
- MS, Computer Engineering, Syracuse University



Brian Daum, CPA
CFO

- CFO of Motionsoft, COO & CFO of Savi Technology, various supervisory roles at E&Y; Certified Public Accountant
- BS, Accounting, Lehigh University



Peter Wegner
CTO

- CTO of Spaceflight Industries, Director of DoD Operationally Responsive Space Office
- PhD, Mech. Engineering, University of Wyoming; MS, Aerospace, Aeronautical and Astronautical Engineering, Stanford University



Nick Merski
COO

- Various engineering roles at U.S. Air Force
- MS, Systems Engineering, U.S. Air Force Institute of Technology



Patrick O'Neil
Chief Data Scientist

- Advisory Board Member for the Center for Mathematics and AI
- PhD, Mathematics, George Mason University



Nick Tabbal
VP, Product & Services

- Principal of JOT Analytics, various roles at comScore
- BS, Mechanical Engineering, Imperial College London



Scott Herman
Chief Solutions Architect

- VP of Product Development of GeoEye and VisualCV
- MS, IT Program Management, The George Washington University



Katie Keane
VP, Legal

- Counsel of Constellis, Associate roles at McGuireWoods LLP and Alston & Bird LLP
- J.D., University of Alabama School of Law

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BlackSky's Disruptive Economic Model

Lowest Cost Imagery Capture…

(Estimated monthly cost for daily imagery collection for 25km² site, $ in thousands)



~ $120
~(90%)
~ $12
Legacy Satellite Imagery
BLACKSKY Smallsat Imagery

…Drives Capital Efficiency and Operating Leverage



Lower Satellite Cost
Lower Data Cost
Higher Utilization Rate
Software Layer
✓ Higher Operating Leverage
✓ Greater Return on Assets
✓ Better Unit Economics
✓ Higher Capital Efficiency

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

BlackSky's Fully Operational Software Technology Stack



Customer Applications
Product Application Layer
Developer APIs
AI / ML Modules
Real-time Data Management
ETL Layer
Time Series
Economic Activity Indexes
Facilities Databases
Proprietary Data Lake
Real-time Earth Observation Sensor Network
Other Data Sources
3rd Party Sensors
IoT
BlackSky Proprietary Smallsat Constellation
Social Media / News
Global Smallsat Mission Software
Built for Scale
Cloud-based
API Integration
Open Source Best Practices
Advanced AI Analytics
Proprietary Data Lake

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. BlackSky’s Artificial Intelligence and Machine Learning Capabilities Deliver Valuable Insights Event Detection Natural Language Processing Event Clustering and Summarization Anomaly Detection and Trending Collection Recommendation Computer Vision Object Detection and Identification Automated Map Generation Broad Area Search and Discovery Motion Identification and Tracking Change Detection Semantic Change Detection and Alerting Configuration and Activity Changes Alerting and Notifications for Detected Change Automated Tasking for Detected Change Routing Prediction Route Tracking and Destination Prediction Time of Arrival and Waiting Time Estimation Route Deviation Detection and Alerting Port Congestion and Efficiency Prediction Time Series Analysis Probabilistic Geotemporal Activity Modeling Robust Anomaly and Trending Analysis Forecasting Future Activity with Confidence Intervals Multi-Sensor Activity Modeling

BlackSky's Proprietary Data is a Competitive Advantage



Monitoring the Earth in Real-time (Multiple Spectrum)
+
Monitor Global Activity
+
Detect and Track Change
=
Actionable Intelligence
CONTINUOUSLY GROWING PROPRIETARY INTELLIGENCE DATA LAKE

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

BlackSky Serves a Large and Expanding Market for Space Data and Analytics

Enabling Infrastructure (2020)

Space-based Communications: ~$150bn

amazon
INTELSAT
OneWeb
SES
SPACEX
TELESAT

Launch: ~$7bn

BLUE ORIGIN
SPACEX
ROCKET LAB
ULA
Virgin Orbit

Satellites: ~$3bn

AIRBUS
BOEING
LOCKHEED MARTIN
MAXAR
Raytheon
SPACEX

Space Data and Analytics

~25% 2020 – 2025E CAGR

2025 BlackSky TAM: ~$40bn

BLACKSKY

2020 BlackSky TAM: ~$13bn

AIRBUS
ARTURO
ALLSOURCE ANALYSIS
Descartes Labs
EARTHCUBE
EOS
HawkEye 360
ICEYE
MAXAR
Orbital Insight
planet
RS Metrics
SATELLOGIC
SPACEKNOW
spire
Synspective
UMBRA
URSA

Source: PR Newswire, Business Wire, PwC, Markets and Markets.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. BlackSky Has Built Several Valuable Competitive Advantages High-revisit Smallsat Constellation Proven smallsat design Revenue generating assets on orbit Disruptive economic model Fully operational real-time space architecture Vertically Integrated Design and Assembly 50% interest in LeoStella JV, a manufacturer of proprietary smallsats and partner sensor payloads State-of-the-art smallsat design, purpose-built for the task at hand Fully Operational Software Stack Customer validated software platform Multiple years of development and investment Cutting edge AI / ML capabilities Proprietary data – expanding by the hour Foundation for understanding, analyzing and predicting global change Proprietary Global Data Asset

BlackSky is Customer Validated and the Merger with Osprey Fully Funds the Growth Plan

(Revenue)

2013–2020: Invest	2021–2025: Accelerate	2025+: Expand
✓ **Fully operational space architecture** ✓ **Cutting edge SaaS platform** powered by proprietary AI / ML algorithms ✓ Contracts in place with **anchor customers** ✓ **Pipeline** of $1.7bn+	• Expand sensor network • Meet robust Defense and Intelligence customer demand • Accelerate commercial channel / go-to-market	• Expand into / add new sensor data sets • Enhance access across multiple commercial market verticals • Serve emerging market verticals



$22m (1)
$546m
$1bn+
2020A
2025E
2025+

(1) *Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material.*

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACKSKY

Valuable Relationships with the Most Demanding Customers

Imagery

Nat'l Reconnaissance Office
Responsible for all satellite intelligence for the U.S. Government

Strategic Middle East Ministry of Defense

Strategic Northern Asia Ministry of Defense

Strategic Middle East Ministry of Defense

Data, Software & Analytics

National Geospatial Intelligence Agency
Manages and acquires geospatial intelligence on behalf of the U.S. Gov't

IARPA
Intelligence Advanced Research Projects Activity invests in research programs on behalf of the U.S. Intelligence Community

U.S. Air Force AFWERX
Engages inter- and extra-service innovators and entrepreneurs in research projects to improve U.S. Air Force technologies

Air Force Research Laboratory
Leads the discovery, development, and integration of aerospace warfighting technologies, planning and executing the Air Force science and technology program

Engineering & Integration

U.S. Army

Defense Innovation Unit
Partners with organizations to rapidly prototype and field advanced commercial solutions that address national security challenges

U.S. Air Force

DoD Combatant Commands

Total Contract Value Potential of $630m+ with these Customers

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

Illustrative Commercial Market Applications for Real-time Geospatial Intelligence


Energy &
Utilities

- **Pipeline Monitoring**: Regulatory requirement for detecting leaks, hazards, intrusion and theft
- **Inventory Monitoring**: Business and competitive intelligence on oil and gas reserves and infrastructure

$3.2bn TAM / ***35% CAGR***


Insurance

- **Underwriting / Claims Processing**: Automated property assessments
- **Claim Fraud / Loss Mitigation**: Geospatial analytics to mitigate losses due to claims fraud
- **Risk Management**: Forecasted property exposure to fire, flood and natural disasters

$2.0bn TAM / ***32% CAGR***


Mining &
Manufacturing

- **Surveying**: Real-time environmental monitoring of surface characteristics
- **Production**: Change monitoring in pits, stock piles, land use, environmental disturbance

$2.7bn TAM / ***32% CAGR***


Agriculture

- **Crop Health Monitoring**: Monitoring and forecasting field level health for intelligent farming
- **Yield Forecasting**: Monitoring and forecasting of regional and global crop yield; market indices

$2.3bn TAM / ***33% CAGR***


Environmental

- **Environmental Monitoring**: Monitoring effects of climate change, deforestation, etc. on natural resources
- **Disaster / Risk Management**: Monitoring and forecasting impacts to support preparation, response and recovery

$3.4bn TAM / ***35% CAGR***


Engineering &
Construction

- **Project Management**: Monitoring to support site planning, surveying and resource tracking
- **Project Monitoring**: Insights on progress for oversight, competitive intelligence and community outreach

$2.9bn TAM / ***35% CAGR***

Source: Geospatial Analytics Market – Global Forecast to 2025; Markets and Markets, August 2020.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. BlackSky’s Value Creation Milestones Execute on backlog and meet substantial Defense and Intelligence customer demand Expand in U.S. and International Government Launch commercial vertical pilots Drive channel development and commercial market growth 2020 2021 2022 2023 Enhance software platform Accelerate data integration Enhance AI / ML algorithms Launch developer APIs Launch real-time map platform Constellation Software Go-to-market Grow revisits per day 2 – 3x 5x 12x Launch Gen-3 smallsats Expand smallsat constellation 5 8 14 23

Defining the Future of Real-time Geospatial Intelligence

A First-mover Advantage in Real-time Earth Observation	***A First Mover***
Proprietary, Integrated Smallsat Sensor and Software Architecture	***Wide Moat***
Large and Expanding Market Opportunity	***~$40bn TAM***
Near-term, High Visibility Pipeline and Revenue Growth	***$1.7bn+ Pipeline***
High Margin, Scalable Financial Profile	***75%+ Gross Margins***
Underserved Commercial Market for Space-based Data and Analytics	***TAM Expansion***

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACK|SKY

Financial Overview

BlackSky's Attractive Financial Profile

1. High Growth, Scalable and Capital Efficient
2. Significant Revenue Visibility from Contracted Customers
3. $1.7bn Pipeline of Near-term Opportunities
4. 75%+ Gross Margins and 45%+ Adj. EBITDA Margins(1)
5. Clear Path to Profitability
6. Osprey Merger Fully Funds Growth Plan

(1) Adj. EBITDA Margin is a non-GAAP measure. See reconciliation of historic measure in Appendix.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACK|SKY

BlackSky's Business Model

Imagery

- High-revisit, high frequency, on-demand satellite imaging solutions
- Dawn-to-Dusk autonomous tasking, processing and delivery
- Multi-year take-or-pay contracts

Data, Software & Analytics

- Proprietary AI / ML algorithms for object detection, site monitoring and enhanced analytics
- Sensor and source agnostic with global intelligence database
- Sold as a service / SaaS model

Engineering & Integration

- Advanced satellite / payload development programs
- Operational / engineering solutions for Government customers
- Fixed price contracts

	Imagery	Data, Software & Analytics	Engineering & Integration
% of Revenue:	*64%*	*33%*	*3%*
% Gross Margin:	*~90%*	*~60%*	*~10%*

Note: Metrics represent 2025E.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Revenue Growth and Operating Leverage ($29) ($39) Revenue Gross Profit Adj. EBITDA(2) 21% (4%) 30% 63% 73% 80% 78% 31% 45% 45% ($ in millions) 50% 109% 149% 96% 41% 73% ($1) ($30) 1% Note: Percentages above revenue, gross profit and Adj. EBITDA represent YoY revenue growth, gross margin and Adj. EBITDA margin, respectively. Financials represent BlackSky only and exclude discontinued operations for the Launch Division which was sold in June 2020. (1)Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2019 and 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material. (2)Adj. EBITDA is a non-GAAP measure. See reconciliation of historic measure in Appendix. (1) (1) (1) (1) (1) (1)

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. BlackSky’s pipeline of $1.7bn has increased by ~$1.1bn over the last 12 months Revenue ($ in millions) Near-term Revenue Growth Largely Driven by Existing Customers (1) Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material. (1)

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. BlackSky Financial Forecast Note: Financials represent BlackSky only and exclude discontinued operations for the Launch Division which was sold in June 2020. 2020A financials are unaudited. Other Operating Expense includes expenses related to transaction, employee retention bonuses, shared launch services, stock compensation, depreciation and amortization. (1)Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2019 and 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material. (2)Adj. EBITDA is a non-GAAP measure. See reconciliation of historic measure in Appendix. (3)Free cash flow defined as Adj. EBITDA – Capex. (4)Free cash flow conversion defined as (Adj. EBITDA – Capex) / Adj. EBITDA. (2) (3) (4) (1) (1)

Transaction Overview

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Detailed Transaction Overview ($ in millions, except share price) Pro Forma Capitalization Pro Forma Ownership Split(3) Sources & Uses Amount PF Shares Outstanding(1) (m) 147.7 Share Price $10.00 PF Equity Value $1,477 (-) Assumed PF Net Cash $371 PF Enterprise Value to Market $1,106 Uses Amount % Seller Rollover $925 63% Cash to Balance Sheet 445 30% Founder Shares 55 4% Estimated Fees and Expenses 53 4% Total Uses $1,478 100% Sources Amount % Seller Rollover $925 63% SPAC Cash in Trust 318 21% Additional PIPE Equity 180 12% Founder Shares 55 4% Total Sources $1,478 100% (2) Detailed Transaction Overview Note:Assumes no redemptions from the public shareholders of SFTW. (1)PF shares outstanding does not include 2,371,875 shares of Class B common stock (and shares of Class A common stock issued upon conversion) held by the sponsor that are subject to performance based vesting restrictions for 7 years following closing, and which vest in two equal tranches when the volume weighted average price of Class A common stock exceeds $15.00 and $17.50 per share for 10 of 20 trading days, provided (a) the vesting restrictions accelerate upon an earlier change of control transaction at a transaction price of $10.00 per share and (b) the shares may not be released from certain transfer restrictions until at least the 150 days after closing of the business combination. PF shares outstanding also does not include (I) warrants held by the sponsor to purchase 4,162,500 shares of Class A common stock at an exercise price of $11.50 per share and to purchase 4,162,500 shares of Class A common stock at an exercise price of $20.00 per share and (II) warrants held by the public shareholders to purchase 15,812,500 shares of Class A common stock at an exercise price of $11.50 per share. (2) Pre-deal balance sheet financials based on Q1’21E; excludes restricted cash. (3) At $10.00 per share.

Defining the Peer Group for BlackSky

New Space Technologies

- ✓ First movers in new categories
- ✓ New space economy


AST SpaceMobile
MOMENTUS
alteryx
DATADOG
elastic
LiveRamp
mongoDB
Palantir
snowflake
splunk>
sumo logic
BLACKSKY
AIRBUS
BOEING
iridium
L3HARRIS
LOCKHEED MARTIN
MAXAR
NORTHROP GRUMMAN
THALES

Next Generation Data / Analytics

- ✓ Data analytics solutions and insights
- ✓ Mix of government and commercial customers

Legacy Space

- ✗ Mature / low growth
- ✗ Capital intensive
- ✗ Limited-to-no data / software / analytics

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACKSKY

Selected Operational Benchmarking New Space Technologies Peers Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. 21% Revenue Gross profit and % margin $0 30% NM 18% NM NM NM NM ($ in millions) 2019A 2020A 2021E NM $0 Selected Operational Benchmarking New Space Technologies Peers $0 $0 $0 $0 $0 $0 NM NM NM Source: Company filings and FactSet as of market close 1/29/2021. Note:Arranged within each category from largest to smallest enterprise value. AST Space Mobile does not have available revenue projections until 2023E. BlackSky’s financials represent BlackSky only and exclude discontinued operations for the Launch Division which was sold in June 2020. (1) Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2019 and 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material. (1) (1) (1) (1)

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Average: 77% Average: 30% 2025E ’20-’25E CY’20A-CY’22E Revenue CAGR(1) CY’22E Gross margin(1) Median: 25% Median: 76% 2022E ’20-’22E Selected Peer Operational Benchmarking Next Generation Data / Analytics Peers Source: Company filings and FactSet as of market close 1/29/2021. Note:Arranged within each category from largest to smallest enterprise value. (1)MongoDB CY2023E, Snow CY2020E and Sumo CY2020E are approximated using FY2024E ended 1/31, FY2021E ended 1/31 and FY2021E ended 1/31, respectively due to lack of available calendar year broker consensus estimates for those years. (2) Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material. (2)

Selected Peer Valuation Benchmarking


New Space Technologies
Next Generation Data / Analytics
EV / CY'22E Revenue(1,2)
Average: 47.3x
Median: 47.3x
Average: 23.8x
Median: 16.7x
9.7x
67.3x
NM
27.4x
53.9x
43.6x
31.2x
8.4x
27.4x
16.7x
12.7x
7.3x
12.9x
BLACKSKY
AST SpaceMobile
MOMENTUS
snowflake
Palantir
DATADOG
splunk>
mongoDB
elastic
alteryx
LiveRamp
sumo logic
EV / CY'23E Revenue(1,2)
Average: 16.9x
Median: 11.2x
Average: 17.3x
Median: 13.2x
5.0x
32.5x
11.2x
7.1x
31.2x
35.1x
23.5x
5.9x
20.3x
13.2x
10.1x
6.6x
10.0x

Source: Company filings and FactSet as of market close 1/29/2021.

Note: NM denotes "not meaningful" where data was negative or unavailable. Arranged within each category from largest to smallest enterprise value.

(1) BlackSky multiples based on post-money enterprise valuation of $1,106 million.

(2) MongoDB CY2023E, Snow CY2020E and Sumo CY2020E are approximated using FY2024E ended 1/31, FY2021E ended 1/31 and FY2021E ended 1/31, respectively due to lack of available calendar year broker consensus estimates for those years.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACKSKY

Transaction Priced at a Discount to Peer Multiples


Transaction Value
Relative Valuation
($ in millions)
$1,106
$2,167
$1,711
$3,351
$2,457
~75% premium to mid-point
~165% premium to mid-point
Pro Forma Enterprise Value
2022E Revenue at 15x – 19x Multiple
2023E Revenue at 11x – 15x Multiple

Summary of Approach

- Applies a range of multiples to BlackSky's 2022E and 2023E management forecasted Revenue to arrive at an implied enterprise value
- The applied range of multiples is centered around the medians (16.7x 2022E Revenue and 13.2x 2023E Revenue) of BlackSky's Next Generation Data / Analytics peer group, with sensitivity built on both high and low ends
- 2022E / 2023E projected financials-based valuation is the appropriate approach given BlackSky's revenue growth and ramp to steady-state Adj. EBITDA margins of 45%+

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.
BLACK|SKY

Defining the Future of Real-time Geospatial Intelligence

A First-mover Advantage in Real-time Earth Observation	***A First Mover***
Proprietary, Integrated Smallsat Sensor and Software Architecture	***Wide Moat***
Large and Expanding Market Opportunity	***~$40bn TAM***
Near-term, High Visibility Pipeline and Revenue Growth	***$1.7bn+ Pipeline***
High Margin, Scalable Financial Profile	***75%+ Gross Margins***
Underserved Commercial Market for Space-based Data and Analytics	***TAM Expansion***

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACK|SKY

Appendix

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Reconciliation of Non-GAAP financials Note: Financials represent BlackSky only and exclude discontinued operations for the Launch Division which was sold in June 2020. (1)Our audited consolidated financial statements for our year ended December 31, 2020 are not yet available. Our audited financial statements for our year ended December 31, 2019 have been issued under AICPA standards and are in the process of being audited under the standards of the Public Company Accounting Oversight Board. Accordingly, the 2019 and 2020 financial results are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audits of our financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements when they are completed and publicly disclosed. These preliminary results may change and any change may be material. (2)Free Cash Flow defined as Adj. EBITDA – Capex. ($ in millions) (2) (1) (1)

Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary. Customers Don’t Want the Data, They Want the Answer ü+ ü+ ü+ ü+ ü+ Data processing: increasingly, customers want answers and solutions, not just data Sensor fusion: ability to feed multiple sources of intelligence into single platform Real-time intelligence: dynamic, real-time earth observation, monitoring and detection solutions Variability of time: flexibility to monitor throughout the day and in real-time Frequency: high revisit rate imagery for persistent monitoring and detection What Do Customers Want? BlackSky’s Customer Value Proposition

Vertically Integrated Manufacturing and Design Model Accelerates Innovation Cycles and Enhances Reliability

- ✔ U.S.-based joint venture with Thales Alenia Space, the largest European satellite manufacturer
- ✔ Specialized in smallsat design and assembly[(1)]
- ✔ 40 satellite / year production capacity
- ✔ 16 BlackSky satellites currently in production

LEO STELLA





Expertise in satellite design, assembly, and supply chain management

(1) Optimized for 50kg – 300kg smallsats.

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Copyright © BlackSky 2021. All rights reserved. Confidential & Proprietary.

BLACKSKY

Purpose-built Global Space Architecture to Enhance Structural Advantage and Fortify the BlackSky Moat


5 Satellites on Orbit / 16 in Production
Alaska
AWS
AWS
Germany
United States
AWS
Japan
Middle East
Guam
Chile
South Africa
Australia
New Zealand
Global Ground Station Network
Operational
2022 Sites



Proprietary Smallsat Constellation



Scalable Cloud-based Processing

Autonomous Global Mission Operations Supported by Fully Operational Proprietary Constellation with Scalable Cloud-based Processing

Note: Headquarters located at Herndon, Virginia. Satellite operations are based out of Seattle, Washington.

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BLACKSKY